Exhibit 3.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/25/1995
950218394 - 2545755

CERTIFICATE OF INCORPORATION

OF

BROADWAY FINANCIAL CORPORATION

FIRST:  The name of this corporation is Broadway Financial Corporation.

SECOND:  The address of this corporation’s registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, City of Dover, State of Delaware 19904. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD:  The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares of all classes of stock which this corporation shall have authority to issue is four million (4,000,000), of which three million (3,000,000) shall be common stock, par value $0.01 per share, and one million (1,000,000) shall be serial preferred stock, par value $0.01 per share.

The shares of preferred stock may be issued from time to time in one or more series. The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of preferred stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

FIFTH:  The name and mailing address of the incorporator of this corporation is:

Paul C. Hudson

Chief Executive Officer and President

Broadway Federal Savings and Loan Association

4835 W. Venice Boulevard

Los Angeles, California 90019

SIXTH:  The business and affairs of this corporation shall be under the direction of a board of directors. The exact number of directors shall be fixed from time to time by the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the full board of directors.

A.                                    Election of Directors. The directors of this corporation shall be divided into three classes: the first class, the second class and the third class. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to the first class shall serve for a term ending upon the election of directors at the annual meeting next following the end of the calendar year 1995, the directors first elected to the second class shall serve for a term ending upon the election of directors at the second annual meeting next following the end of calendar year 1995, and the directors first elected to the third class shall serve for a term ending upon the election of directors at the third annual meeting next following the end of the calendar year 1995.

At each annual election commencing at the first annual meeting of stockholders, the successors to the class of directors whose term expires at that time shall be elected by the stockholders to hold office for a term of three years to succeed those directors whose term expires, so that the term of one class of directors shall expire each year.

In the event of any change in the authorized number of directors, each director then continuing to serve as such shall continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior resignation, disqualification, disability or removal. There shall be no cumulative voting in the election of directors. Election of directors need not be made by written ballot.

B.                                    Newly Created Directorships and Vacancies. Any vacancies on the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director, or, in the event of the failure of the directors or the sole remaining director so to act, by the stockholders at the next annual meeting which occurs after the expiration of a 90-day period commencing on the day the vacancy is created. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. A director elected to fill a vacancy by reason of an increase in the number of directorships may be elected by a majority vote of the directors then in office, although less than a quorum of the board of directors, to serve until the next election of the class for which such director shall have been chosen. If the number of directors is changed, any increase or decrease may be allocated to any such class the board of directors selects in its discretion. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

C.                                    Removal. A director may be removed only for cause as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote in an election of directors, which vote may only be taken at an annual meeting or a special meeting of stockholders called expressly for that purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director’s duty to the corporation and such adjudication is no longer subject to direct appeal.

SEVENTH:  A.  Higher Vote for Certain Business Combinations. In addition to any affirmative vote of holders of a class or series of capital stock of this corporation required by law or the provisions of this Certificate of Incorporation and except as otherwise expressly provided in Paragraph B of this Article SEVENTH, a Business Combination (as hereinafter defined) with or upon a proposal by an Interested Stockholder (as hereinafter defined) shall require the affirmative vote of the holders of at least two-thirds of the Voting Stock (as hereinafter defined) of this corporation voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote, or a lesser percentage vote, may be required or may be specified, by law or regulation.

B.                                    When Higher Vote is Not Required.  The provisions of Paragraph A of this Article SEVENTH shall not be applicable to any particular Business Combination if all of the conditions specified in any one of the following Subparagraphs (i), (ii) or (iii) are met:

(i)                                     Approval by Disinterested Directors. The proposed Business Combination has been approved by a vote of a majority of all the Disinterested Directors (as hereinafter defined); or

(ii)                                  Combination with Subsidiary. The proposed Business Combination is solely between this corporation and a subsidiary of this corporation, and such Business Combination does not have the direct or indirect effect set forth in Subparagraph C(ii)(e) of this Article SEVENTH; or

(iii)                               Price and Procedural Conditions. The proposed Business Combination will be consummated within three years after the date (the “Determination Date”) that the Interested Stockholder became an Interested Stockholder and all of the following conditions have been met:

(a)                                 The aggregate amount of cash and fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of common stock in such Business Combination by the holders thereof shall be at least equal to the higher of the following: (x) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers’ fees (with appropriate adjustments for recapitalizations, reclassifications, stock splits, reverse stock splits and stock dividends) paid by the Interested Stockholder for any shares of common stock acquired by it, including those shares acquired by the Interested Stockholder before the Determination Date, or (y) the fair market value of the common stock of the corporation (as determined by the Disinterested Directors) on the date the Business Combination is first proposed (the “Announcement Date”).

(b)                                 The aggregate amount of cash and fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of any class or series of preferred stock in such Business Combination by the holders thereof shall be at least equal to the highest of the following: (x) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers’ fees (with appropriate adjustments for recapitalizations, reclassifications, stock splits, reverse stock splits and stock dividends) paid by the Interested Stockholder for any shares of such class or series of preferred stock acquired by it, including those shares acquired by the Interested Stockholder before the Determination Date; (y) the fair market value of such class or series of preferred stock of the corporation (as determined by the Disinterested Directors) on the Announcement Date; and (z) the highest preferential amount per share of such class or series of preferred stock to which the holders thereof would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation (regardless of whether the Business Combination to be consummated constitutes such an event).

(c)                                  The consideration to be received by holders of a particular class or series of outstanding common or preferred stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class or series of stock. If the Interested Stockholder has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration given for such class or series of stock in the Business Combination shall be cash or the form used by the Interested Stockholder to acquire the largest number of shares of such class or series of stock previously acquired by it.

(d)                                 No Extraordinary Event (as hereinafter defined) occurs after the Interested Stockholder has become an interested Stockholder and prior to the consummation of the Business Combination.

(e)                                  A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules and regulations) is mailed to public stockholders of the corporation at least 30 days prior to the consummation of such Business Combination, whether or not such proxy or information statement is required pursuant to such Act or subsequent provisions (although such proxy or information statement need only be filed with the Securities and Exchange Commission if a filing is required by such Act or subsequent provisions), and shall contain at the front thereof in a prominent place the recommendation, if any, of the Disinterested Directors as to the advisability or inadvisability of the Business Combination and the recommendation, opinion or evaluation of any investment banking firm selected by a majority of the Disinterested Directors as to the fairness of the Business Combination from the point of view of the stockholders of the corporation other than the Interested Stockholder.

C.                                    Certain Definitions. For purposes of this Article SEVENTH:

(i)                                     A “person” shall mean any individual, corporation, partnership, bank, association, joint stock company, trust, unincorporated organization or similar company, or a group of “persons” acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Act as in effect on June 1, 1995.

(ii)                                  “Business Combination” shall mean any of the following transactions, if entered into by this corporation or a subsidiary of this corporation with, or upon a proposal by, an Interested Stockholder:

(a)                                 the merger or consolidation of this corporation or any subsidiary of this corporation; or

(b)                                 the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of this corporation or any subsidiary of this corporation having an aggregate fair market value of $10 million or more; or

(c)                                  the issuance or transfer by this corporation or any subsidiary of this corporation (in one or a series of transactions) of securities of this corporation or subsidiary of this corporation having an aggregate fair market value of $10 million or more; or

(d)                                 the adoption of a plan or proposal for the liquidation or dissolution of any subsidiary of this corporation; or

(e)                                  the reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction

(whether or not involving an Interested Stockholder) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of an Interested Stockholder in any class or series of capital stock of this corporation or subsidiary of this corporation; or

(f)                                   any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

(iii)                               “Interested Stockholder” shall mean any person (other than this corporation, a subsidiary of this corporation, an employee stock ownership or other employee benefit plan of this corporation or subsidiary of this corporation or any trustee or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Act as in effect on June 1, 1995) of more than 10% of the outstanding voting stock of the corporation, and any Affiliate or Associate of any such person.

(iv)                              “Disinterested Director” shall mean any member of the board of directors of this corporation who is not affiliated with an Interested Stockholder and who was a member of the board of directors of this corporation immediately prior to the time that any Interested Stockholder became an Interested Stockholder, and any, successor to a Disinterested Director who is not affiliated with an Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors who are then members of the board of directors of this corporation.

(v)                                 “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on June 1, 1995.

(vi)                              “Extraordinary Event” shall mean, as to any Business Combination and Interested Stockholder, any of the following events that is not approved by a majority of all Disinterested Directors:

(a)                                 any failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on outstanding preferred stock; or

(b)                                 any reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock); or

(c)                                  any failure to increase the annual rate of dividends paid on the common stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the common stock; or

(d)                                 the receipt by the Interested Stockholder, after the Determination Date, of a direct or indirect benefit (except proportionately as a stockholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this corporation or any subsidiary of this corporation, whether in anticipation of, or in connection with, the Business Combination or otherwise.

(vii)                           “Voting Stock” shall mean all outstanding shares of the common or preferred stock of this corporation entitled to vote generally in the election of directors, and each reference to a proportion of Voting Stock shall refer to shares having such proportion of the number of shares entitled to be cast, excluding all shares beneficially owned or controlled by the Interested Stockholder

(viii)                        In the event of any Business Combination in which this corporation survives, the phrase “consideration other than cash” as used in Subparagraphs B(iii)(a) and B(iii)(b) of this Article SEVENTH shall include the shares of common stock and the shares of any other class or series of preferred stock retained by the holders of such shares.

D.                                    Determinations. A majority of all Disinterested Directors shall have the power to make all determinations with respect to this Article SEVENTH, including, without limitation, the transactions that are Business Combinations, the persons who are Interested Stockholders, the time at which an Interested Stockholder became an Interested Stockholder and the fair market value of any assets, securities (including any stock or other securities issued by this corporation) or other property; and any such determinations of such Disinterested Directors shall be conclusive and binding.

E.                                     No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article SEVENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

F.                                      Amendment, Repeal. In addition to the vote required by Article NINTH of this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the Voting Stock of this corporation, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with this Article SEVENTH.

EIGHTH:  Special meetings of the stockholders may only be called by a majority of the directors then in office.

NINTH:  This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute. Notwithstanding the foregoing, the affirmative vote of the holders of at least two-thirds (or such greater proportion as may otherwise be required pursuant to any specific provision of this Certificate of Incorporation) of the total votes eligible to be cast at a legal meeting of stockholders shall be required to amend, repeal or adopt any provisions inconsistent with Articles SIXTH, SEVENTH, EIGHTH, this Article NINTH and Articles TENTH, ELEVENTH, TWELFTH, THIRTEENTH, and FIFTEENTH of this Certificate of Incorporation.

TENTH:  Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast at a legal meeting of stockholders or by a resolution adopted by a majority of the directors then in office.

ELEVENTH:  All action required to be taken or which may be taken at any annual or special meeting of the stockholders of this corporation may only be taken by written consent without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders of this corporation entitled to vote thereon.

TWELFTH:  A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director, except: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derives any improper personal benefit.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

THIRTEENTH:  Notwithstanding anything contained in this Certificate of Incorporation or this corporation’s bylaws to the contrary, until five years from the completion of the Conversion of Broadway Federal Savings and Loan Association (“Broadway Federal”) to a stock savings bank and the concurrent acquisition of the capital stock of Broadway Federal by this corporation, the following provisions shall apply:

A.                                    Beneficial Ownership Limitation. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of Voting Stock (as defined below), nor shall the Pro Forma Equity (as defined below) represented by the equity securities (as defined below) of this corporation beneficially owned by any person exceed 10%.

In the event Equity Securities are acquired in violation of this Article THIRTEENTH, all Equity Securities beneficially owned by any person in excess of either of the 10% limitations set forth in the previous paragraph shall be considered “excess securities” and any such Voting Stock in excess of either of such limitations shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

B.                                    Certain Definitions. For purposes of this Article THIRTEENTH, the following definitions apply:

(i)                                     A “person” shall mean any individual, corporation, partnership, bank, association, joint stock company, trust, unincorporated organization or similar company, or a group of “persons” acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Act as in effect on June 1, 1995.

(ii)                                  The term “offer” includes every offer to buy or otherwise acquire, solicitation of any offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security, for value.

(iii)                               The term “acquire” includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

(iv)                              The term “acting in concert” means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

(v)                                 “Equity Security” means any stock or similar security; or any security, convertible, with or without consideration, into such a security, or carrying any warrant or right to subscribe to or purchase such security; or any such warrant or right.

(vi)                              “Voting Stock” means common or preferred stock or similar interests if the shares or interests, by statute, certificate of incorporation or in any manner, entitle the holder:

(a)                                 to vote for or to select directors;

(b)                                 to vote for or to direct the conduct of the operations or other significant policies of an issuer; provided, that notwithstanding the foregoing, preferred stock or similar interests are not “Voting Stock” if:

(1)                                 voting rights associated with the stock or interests are limited solely to the type customarily provided by statute or otherwise with regard to matters that would significantly and adversely affect the rights or preferences of the stock or other interest, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the stock, security or interest, the dissolution of the issuer, or the payment of dividends by the issuer when preferred dividends are in arrears;

(2)                                 the stock or interest represent an essentially passive investment or financing device and do not otherwise provide the holder with control over the issuer; and

(3)                                 the stock or interests do not entitle the holder, by statute, certificate of incorporation, or otherwise, to select or to vote for the selection of directors of the issuer generally.

(vii)                           “Pro Forma Equity” means a sum which shall be calculated as follows:

(1)                                 the sum of

(A)                               the total number of shares of Voting Stock beneficially owned by any person, and

(B)                               the total number of shares of Voting Stock into which all Equity Securities, other than Voting Stock, beneficially owned by such person may be converted,

(2)                                 shall be divided by the sum of

(A)                               the total number of shares of Voting Stock outstanding, and

(B)                               the total number of shares of Voting Stock into which the Equity Securities, other than Voting Stock, beneficially owned by such person may be converted.

FOURTEENTH:  A. Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

B.                                    Actions or Suits by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action, alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

C.                                         Indemnification for Costs. Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article FOURTEENTH, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, to the extent permitted by applicable law, the dismissal of an action without prejudice, in defense on any action, suit or proceeding referred to in Paragraphs A and B of this Article FOURTEENTH, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

D.                                         Determination of Right to Indemnification. Any indemnification under Paragraphs A and B of this Article FOURTEENTH (unless ordered by a court) shall be paid by the corporation, if a determination is made that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Paragraphs A and B of this Article  FOURTEENTH. Such determination shall be made (i) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, or (ii) if such majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

E.                                          Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in Paragraphs A and B of this Article FOURTEENTH in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Article FOURTEENTH. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the directors deems appropriate. The majority of the directors may, in the manner set forth above, and upon approval of such director or officer of the corporation, authorize the corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

F.                                           Procedure for Indemnification. Any indemnification under Paragraphs A, B and C, or advance of costs, charges and expenses under Paragraph E of this Article FOURTEENTH, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article FOURTEENTH shall be enforceable by the director or officer in any court of competent jurisdiction, if the corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Paragraph E of this Article FOURTEENTH where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Paragraphs A and B of this Article FOURTEENTH, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Paragraphs A and B of this Article FOURTEENTH, nor the fact that there has been an actual determination by the corporation (including its board of directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

G.                                             Settlement. The corporation shall not be obligated to reimburse the costs of any settlement to which it has not agreed. If in any action, suit or proceeding, including any appeal, within the scope of Paragraphs A and B of this Article FOURTEENTH, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision hereof, the indemnification obligation of the corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time such settlement could reasonably have been effected.

H.                                            Subsequent Amendment. No amendment, termination or repeal of this Article FOURTEENTH or of relevant provisions of the Delaware General Corporation Law or any other applicable law shall affect or diminish in any way the rights of any director or officer of the corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

I.                                                 Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article FOURTEENTH shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office or while employed by or acting as agent for the corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article FOURTEENTH shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article FOURTEENTH shall be deemed to be a contract between the corporation and each director or officer of the corporation who serves or served in such capacity at any time while this Article FOURTEENTH is in effect. The corporation shall not consent to any acquisition, merger, consolidation or other similar transaction unless the successor corporation assumes by operation of law or by agreement the obligations set forth in this Article FOURTEENTH.

J.                                             Savings Clause. If this Article FOURTEENTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer of the corporation as to any costs, charges, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article FOURTEENTH that shall not have been invalidated and to the full extent permitted by applicable law.

K.                                        Subsequent Legislation. If the Delaware General Corporation Law is amended after the date hereof to further expand the indemnification permitted to directors and officers of the corporation, then the corporation shall indemnify such person to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

FIFTEENTH: Stockholder nominations of persons for election as directors of this corporation and stockholder proposals with respect to business to be conducted at an annual meeting of stockholders must, in order to be voted upon, be made in writing and delivered to the secretary of this corporation on or before 30 days (or such other period as may be established in the bylaws) in advance of the date (month and day) of the previous year’s annual meeting.

THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make, file and record this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and that the facts stated herein are true and, accordingly, have hereunto set my hand this 25th day of September, 1995.

BROADWAY FEDERAL SAVINGS AND LOAN ASSOCIATION

By:	/s/ Paul C. Hudson
Paul C. Hudson, Chief Executive Officer and President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/28/1995
950274760 - 2545755

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
BROADWAY FINANCIAL CORPORATION

Broadway Financial Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The Corporation has not received payment for any of its stock.

SECOND:                      The amendment to the Corporation’s Certificate of Incorporation set forth in the following resolution was approved by a majority of the Corporation’s Board of Directors and was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware:

“NOW THEREFORE, BE IT RESOLVED, that Subsection (C) of Article Sixth of the Corporation’s Certificate of Incorporation is hereby deleted;

RESOLVED FURTHER, that Subsection (C)(vii) of Article Seventh of the Corporation’s Certificate of Incorporation is hereby amended in its entirety to read as follows:

“(vii) “Voting Stock” shall mean all outstanding shares of the common or preferred stock of this corporation entitled to vote generally in the election of directors, end each reference to a proportion of Voting Stock shall refer to shares having such proportion of the number of shares entitled to be cast.”;

RESOLVED FURTHER, that Article Eighth of the Corporation’s Certificate of Incorporation is hereby amended in its entirety to read as follows:

“EIGHTH: RESERVED.””

IN WITNESS WHEREOF, Broadway Financial Corporation has caused this Certificate of Amendment to be signed and attested by its duly authorized officers, this 2nd day of November, 1995.

BROADWAY FINANCIAL CORPORATION

By:	/s/ Paul C. Hudson
Paul C. Hudson, Chief Executive Officer and President

ATTEST:

/s/ Bob Adkins
Bob Adkins, Chief Financial Officer

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:05 PM 08/25/2011
Filed 01:58 PM 08/25/2011
SRV 110953393 - 2545755 FILE

CERTIFICATE OF AMENDMENT
OF

CERTIFICATE OF INCORPORATION

OF

BROADWAY FINANCIAL CORPORATION

Broadway Financial Corporation, a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), hereby certifies that:

1.                                 Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

FOURTH: The total number of shares of all classes of stock which this corporation shall have authority to issue is nine million (9,000,000), of which eight million (8,000,000) shall be common stock, par value $0.01 per share, and one million (1,000,000) shall be serial preferred stock, par value $0.01 per share.

The shares of preferred stock may be issued from time to time in one or more series. The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of preferred stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

2.           The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

In Witness Whereof, Broadway Financial Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by its duly authorized officer on this 17th day of August 2011.

BROADWAY FINANCIAL CORPORATION

By:	/s/ Daniele Johnson
Daniele Johnson
Secretary

Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “BROADWAY FINANCIAL CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF NOVEMBER, A.D. 2013, AT 3:12 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2545755 8100 131359400 You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:16 PM 11/27/2013
FILED 03:12 PM 11/27/2013
SRV 131359400 - 2545755 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BROADWAY FINANCIAL CORPORATION

Broadway Financial Corporation, a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), hereby certifies that:

1.                                      Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

FOURTH: A.  The total number of shares of all classes of stock which this corporation shall have authority to issue is fifty-six million (56,000,000), of which: fifty million (50,000,000) shall be common stock, par value $0.01 per share, having full voting rights; five million (5,000,000) shall be non-voting common stock, par value $0.01 per share; and one million (1,000,000) shall be serial preferred stock, par value $0.01 per share.

B.1.                               The shares of non-voting common stock shall be a separate class of stock that shall have all of the rights and other attributes of the class of shares of common stock having full voting rights that the corporation has authority to issue, including without limitation the right to share ratably with the shares of such class of common stock, based on the respective numbers of outstanding shares of each such class, any dividends and any distributions on liquidation declared and paid on common stock, except as set forth in the remainder of this Article FOURTH, Paragraph B.

2.                              The shares of non-voting common stock constitute non-voting shares of the corporation and the holders of the shares of non-voting common stock are not entitled to vote on any matter other than as required by law.

3.                              Each share of non-voting common stock shall convert, automatically and without any action by any person, into one fully paid and nonassessable share of common stock having full voting rights upon any transfer of such share to any person other than the Initial Holder or any Affiliate of such Initial Holder pursuant to clause (iii), (iv) or (v) of the following sentence. The shares of non-voting common stock are not convertible into common stock having full voting rights by the Initial Holder or any Affiliate of such Initial Holder and may only be transferred by the Initial Holder or such Affiliate (i) to an Affiliate of such Initial Holder, (ii) to the corporation, (iii) in a widespread public distribution, (iv) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the corporation, or (v) to a transferee that would control more than 50% of the voting securities of the corporation without any transfer from the Initial

Holder or any Affiliate of such Initial Holder. Notwithstanding the foregoing, the corporation may restrict such conversion to the extent it would be inconsistent with, or in violation of, the requirements of any Regulator with respect to the restrictions on the transfer of the non-voting common stock that are required in order to preserve the “non-voting” classification of the non-voting common stock for regulatory purposes. Any such restriction shall be imposed and deemed effective immediately upon the transmittal by the corporation of written notice to such holder specifying in reasonable detail the reason for such restriction; and in the event such notice is transmitted after the event giving rise to such automatic conversion, the restriction shall be deemed to have been imposed and effective retroactively to the time of such event, and such conversion shall be deemed not to have occurred, so long as such notice is transmitted within one hundred eighty (180) days after the event giving rise to such conversion. Such notice may be dispatched by first class mail, by electronic transmission, or by any other means reasonably designed and in good faith intended to provide prompt delivery to an executive officer (or equivalent) of, or legal counsel to, such holder.

4.                              As used herein, the term “Initial Holder” shall mean any holder of the non-voting common stock who acquired such stock through conversion of one or more shares of Series G Non-Voting Preferred Stock issued by the corporation in accordance with the conversion provisions of the Certificate of Designations for the Series G Non-Voting Preferred Stock of the corporation, as in effect from time to time, or if cancelled, as in effect immediately prior to such cancellation (the “Series G Certificate of Designations”), or on original issue by the corporation in an exchange for common stock having full voting rights that has been approved by the board of directors of the corporation. As used herein, the terms “Affiliate” and “Regulator” shall have the respective meanings given such terms in the Series G Certificate of Designations.

C.                                         The shares of preferred stock may be issued from time to time in one or more series. The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of preferred stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

2.                                           The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

In Witness Whereof, Broadway Financial Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by its duly authorized officer on this 27th day of November, 2013.

BROADWAY FINANCIAL CORPORATION
By:
Wayne-Kent A. Bradshaw
President and Chief Executive Officer

Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “BROADWAY FINANCIAL CORPORATION”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF OCTOBER, A.D. 2014, AT 3:58 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2545755 8100 141286768 You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:04 PM 10/13/2014
FILED 03:58 PM 10/13/2014
SRV 141286768 - 2545755 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BROADWAY FINANCIAL CORPORATION

Broadway Financial Corporation, a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), hereby certifies that:

1.                                      Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows;

FOURTH: A. The total number of shares of all classes of stock which this corporation shall have authority to issue is seventy-six million (76,000,000), of which fifty million (50,000,000) shall be common stock, par value $0.01 per share, twenty-five million (25,000,000) shall be non-voting common stock, par value $0.01 per share, and one million (1,000,000) shall be serial preferred stock, par value $0.01 per share.

B.1.                          The shares of non-voting common stock shall have all of the rights and other attributes of the other common stock the corporation has authority to issue, except as set forth in the remainder of this Article FOURTH, Paragraph B.

2.                        The non-voting common stock constitutes non-voting shares of the corporation and the holders of the non-voting common stock are not entitled to vote on any matter other than as required by law.

3.                        Each share of non-voting common stock shall convert, automatically and without any action by any person, into one fully paid and nonassessable share of common stock having normal voting rights upon any transfer of such share to any person other than the Initial Holder or any Affiliate of such Initial Holder pursuant to clause (iii), (iv) or (v) of the following sentence. The shares of non-voting common stock are not convertible into common stock having full voting rights by the Initial Holder or any Affiliate of such Initial Holder and may only be transferred by the Initial Holder or such Affiliate (i) to an Affiliate of such Initial Holder, (ii) to the corporation, (iii) in a widespread public distribution, (iv) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the corporation, or (v) to a transferee that would control more than 50% of the voting securities of the corporation without any transfer from the Initial Holder or any Affiliate of such Initial Holder. Notwithstanding the foregoing, the corporation may restrict such conversion to the extent it would be inconsistent with, or in violation of, the requirements of any Regulator with respect to the restrictions on the transfer of the non-voting common stock that are required in order to preserve the “non-voting” classification of the non-voting common stock for regulatory purposes. Any such restriction shall be imposed and deemed effective immediately upon the transmittal by the corporation of written notice to such holder specifying in reasonable detail the reason for such restriction; and in the event such notice is transmitted after the event giving rise to such automatic conversion, the restriction shall be deemed to have been imposed and effective retroactively to the time of such event, and such conversion shall be deemed not to have occurred, so long as such notice is transmitted within one hundred eighty (180) days after the event giving rise to such conversion. Such notice may be dispatched by first class mail, by electronic transmission, or by any other means reasonably designed and in good faith intended to provide prompt delivery to an executive officer (or equivalent) of, or legal counsel to, such holder.

4.                        As used herein, (i) the term “Initial Holder” shall mean any holder of the non-voting common stock who acquired such stock on original issue by the corporation, including, without limitation, in an exchange for common stock of the corporation having full voting rights that has been approved by the board of directors of the corporation; (ii) the term “Affiliate” shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with the person or entity to which the defined term refers; provided, that, for purposes of this definition, the term “control” means the ability, directly or indirectly, to direct or influence the direction of the management and policies of the person in question, whether such ability arises by virtue of ownership interest, contract right or otherwise and, without limiting the generality of the foregoing, a person is an Affiliate of another person if the first person (A) is an executive officer (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) of the second person; (B) is a director of the second person where such second person is a corporation; (C) is a manager (or an executive officer, director, general partner or manager of an entity that is a manager) of the second person where such second person is a limited liability company; (D) is a general partner (or an executive officer, director, general partner or manager of an entity that is a general partner) of the second person where such second person is a partnership; or (E) directly or indirectly has or shares the power to vote, or direct the voting of, or to dispose of, or direct the disposition of, securities representing more than ten percent (10%) of the combined voting power of the securities of the second person; and (iii) the term “Regulator” shall mean any of (A) the Board of Governors of the Federal Reserve System (whether acting directly or by or through the Federal Reserve Bank of San Francisco in such bank’s regulatory capacity), (B) the Federal Deposit Insurance Corporation, (C) the Office of the Comptroller of the Currency, (D) any successor agency to any of the foregoing, or (E) any other federal regulatory authority, whether in existence as the date hereof or hereafter established, having jurisdiction over this corporation or its banking subsidiary as to matters of compliance with the Federal Deposit Insurance Corporation Act, the Bank Holding Company Act, the Federal Reserve Act, the Home Owners’ Loan Act, any successor statute or amendment to any of the foregoing, or any regulation adopted pursuant thereto..

C.                      The shares of preferred stock may be issued from time to time in one or more series. The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of preferred stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

2.                                      The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

In Witness Whereof, Broadway Financial Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by its duly authorized officer on this 10th day of October, 2014.

BROADWAY FINANCIAL CORPORATION
By:
Wayne-Kent A. Bradshaw
President and Chief Executive Officer